                                                                  EXHIBIT 10(vi)
                                     LEASE

     THIS INDENTURE made this 11th day of December 1995, between GRANBY APPAREL, INC., A Missouri Corporation, party of the first part, hereinafter called "Granby", and DAISY MANUFACTURING COMPANY, INC., a Delaware Corporation, authorized to do business in Missouri, or assigns, herein called "Daisy",

     WITNESSETH:

     For and in consideration of the mutual covenants and agreements herein contained, IT IS MUTUALLY AGREED AS FOLLOWS:

     PROPERTY LEASE  That in consideration of the covenants herein contained on
     --------------
the part of Daisy to be observed and performed, Granby does hereby lease unto Daisy the premises located in Granby, Missouri, described as follows:

     Part of the Northwest Quarter of the Southeast Quarter of Section 6, township 25, Range 30, Newton County, Missouri, described as beginning at a set iron pin N 89(Degrees)53'40" W 321.50 feet from a sandstone at the Southeast Corner of said Northwest Quarter of the Southeast Quarter of
     Section 6, thence N 89(Degrees)53'40" W 384.28 feet to a found pipe, thence N 48(Degrees)57'19" W 203.80 feet to a found iron pin on the right of way of a public street, thence N 28(Degrees)30' E 26.84 feet along said right of way, thence N 61(Degrees)23' E 265.18 feet along said right of way, thence n 74(Degrees)10' E 333.00 feet along said right of way, thence S 00(Degrees)07'29" W 545.11 feet to the point of beginning, hereinafter called "Property".

     To have and to hold said premises unto Daisy, its successors or assigns, for the term of twenty four (24) months. The Lease shall commence on the 11th day of December, 1995, and end on the 10th day of December, 1997. Daisy shall have the right to cancel the Lease on July 1, 1996, if the availability or cost of labor is not in keeping with the data presented by the Area Economic Development Group, a copy of which is attached hereto and incorporated herein by reference. Daisy shall pay as rental the sum of Seven Thousand Six Hundred Dollars ($7,600.00) per month, payable in advance commencing on the 11th day of December, 1995, and on the same day of each succeeding month thereafter during the initial term and any extension of the Lease as hereinafter provided, with the rent to be adjusted at the end of each yearly anniversary of the Lease to reflect any change in Consumer Price Index issued by the Wall Street Journal.

     Any rent not paid within twenty (20) days of the due date shall bear interest at the rate of ten (10%) percent per annum until paid.

                  OPTION TO EXTEND TERM OF LEASE WITH GRANBY
                  ------------------------------------------
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                                                                               2

     In the event Daisy has substantially complied with all the terms and conditions of this agreement to be performed by Daisy, Granby hereby grants to Daisy the option to extend the Lease for a period of two (2) years commencing on the date of the end of the two (2) year term, and ending seven hundred thirty
(730) days thereafter, upon the same terms and conditions as herein stated. In the event Daisy elects to exercise said option, it shall give written notice thereof to Granby on or before sixty (60) days prior to the end of the initial term of the two (2) year Lease.

                    TERMS AND PROVISIONS OF PROPERTY LEASE:
                    --------------------------------------

     A.    Granby covenants and agrees:

     That it will put Daisy in possession of said Property and Daisy, paying the rent hereby reserved and observing and performing the several covenants and stipulations herein provided to be performed, shall peaceably hold and enjoy the Property during the term hereof without any interruption by Granby or any person, corporation or other entity or entities rightfully claiming under it.

     B.    Daisy covenants and agrees:

     1. To use the property for such business purposes as it may deem appropriate in its sole discretion.

     2. Daisy shall have the right to assign the Lease or to sublet the Property in whole or in part, with prior written consent of Granby, and such consent shall not be unreasonably withheld.

     3. Daisy shall inform Granby of any alteration or remodeling work in the building and Granby shall not unreasonably withhold such consent and agreement. All such alteration or remodeling work shall comply with all laws, orders, rules, regulations or requirements of any governmental authority affecting the same and shall be at Daisy's expense.

     4. To repair all injuries and damages done to the property through Daisy's gross negligence during its occupancy or pay for the same.

     5.    Daisy accepts the Building "as is".

     6. If default shall be made in the payment of rent or any part thereof at the time provided, Granby shall, by written notice to Daisy, notify Daisy of the same. If said default is not corrected within thirty (30) days from the date of receipt of such notice, Granby shall have the right to re-enter and take possession of the premises and Daisy will peacefully surrender possession thereof to Granby or its registered agent.

     If default be made by Daisy in the performance or observance of any other covenant, agreement or condition to be performed on its part, Granby shall give written notice thereof to Daisy and if the same is not corrected within ninety
(90) days thereafter, Granby shall have the right to re-enter and take possession of the premises and Daisy will peacefully surrender possession thereof to Granby or its registered agent.

     C.    It is mutually agreed by and between the parties that:

     1. In the event the building on the Property is destroyed or damaged so that it is untenantable, without fault of Daisy, this Lease shall terminate.

     2. In the event the building on the Property is damaged so as to be partially untenantable without fault of Daisy, the Lease may at Daisy's option be terminated by giving written notice to Granby. The parties may, however, agree to continue the Lease if a part of the building could be used with the monthly rental to be reduced to an amount mutually agreed upon until the entire building is rendered tenantable for Daisy's intended use.

     D. Daisy shall carry public liability insurance in a minimum amount of One Million Dollars ($l,000,000.00) per occurrence and Granby shall be shown as an additional insured on said policy and a copy thereof furnished to Granby.

     E. Daisy shall carry insurance on the building on the Property, insuring the same against loss by fire or other casualty in an amount of Seven Hundred Sixty Thousand Dollars ($760,000.00). Daisy shall have Granby named as an additional insured on said policy, and a copy thereof furnished Granby.

     F. Daisy shall pay all of the taxes levied and assessed against any business which Daisy may be engaged in, including real estate taxes on the Property.

     G. Granby warrants that the air conditioning system, the plumbing and electrical systems will be in good operating condition for at least one hundred twenty (120) days from the date the Lease begins. In the event thereafter any of said systems require replacement or repair, the cost thereof shall be paid by Daisy.

     H.    Any one or more of the following events shall constitute default:

     1. The failure of Daisy to comply with all of the terms and provisions of this Lease agreement;

     2.    The making by Daisy of an assignment for the benefit of creditors.

     I. Any notice, request, demand, approval or consent given or required to be given under this Lease shall be in writing and shall be deemed to have been given when delivered or mailed by United States registered or certified mail, return receipt requested, with all postage charges prepaid, addressed as follows:

     To Granby:                             To Daisy:

     Granby Apparel, Inc.              Daisy Manufacturing Company, Inc.
     C/O First State Bank              Box 220
     104 E. Cleveland Street           Rogers, Arkansas 72757-0220
     Monett, Missouri 65708

     J. At the expiration of said term Daisy will peaceably yield up to Granby or those having their estate therein, the Property and all erections and additions made upon the same, in good repair and all respects, reasonable wear and tear and damage by fire and other unavoidable casualties excepted, as the same are now or may be put in by Granby.

     K. That no assent, expressed or implied by either party to any breach of the other party's covenants, shall be deemed to be a waiver of any succeeding breach of the same covenant.

     L.    1.    All improvements, renovations and alterations made by Daisy shall become a part of the real estate shall remain as leasehold improvements except for the personal property and trade fixtures, and shall not be removed by Daisy unless prior written consent to remove is obtained from Granby.

     2. This Lease and the rights and obligations of the parties hereunder shall be construed in accordance with the laws of the State of Missouri.

     3. This Lease and all covenants and conditions herein contained shall inure to the benefit of and be binding upon Granby and Daisy and their respective successors and assigns.

     M. If any portion of the Premises shall be taken or condemned for a public or quasi-public use, then this Lease shall terminate as to the portion so taken as of the first notice of such taking given to Granby. If the portion so taken is such as to render the remaining portion of the Property unsuitable in Daisy's sole opinion and discretion for its intended use, Daisy may terminate this Lease.

     N. This Lease shall not be recorded but a memorandum hereof shall be prepared and recorded in the County where the Premises are located, at the expense of Daisy. The aforesaid memorandum shall contain such information as is necessary to provide adequate record notice of the existence of the Lease, including the parties, the term, the property involved and whether options to renew or purchase exist.

     O. The provisions hereof are independent covenants and should any provision or provisions contained in this Lease be declared by a court or other tribunal of competent jurisdiction to be void, unenforceable or illegal, then such provision or provisions shall be severable and the remaining provisions hereof shall remain at Daisy's option in full force and effect.

     P. In the event that the parties hereto enter into litigation, legal fees shall be paid the respective parties or as ordered by the Court.

     Q. It is understood by and between the parties hereto that both are independent of one another and neither shall have the authority to bind the other to any contract or agreement whatsoever as a result of this agreement.

     R. The parties hereto covenant one to another that they are able to enter into this agreement freely and of their own accord and that no other entity or entities may act on their behalf other than those disclosed herein as it pertains to this agreement.


                              OPTION TO PURCHASE
                              ------------------

     If Daisy has complied with the terms and provisions of this lease Granby grants to Daisy or assigns the right and option to purchase the Property, hereinbefore described, at any time during this lease or any execution thereof at a negotiated price not to exceed $500,000.00, adjusted for the Consumer Price Index in effect at the time of the option to purchase is exercised. Fifty percent of the rent paid during the first 24 months of the lease shall be credited on the purchase price. The balance of the purchase price shall be paid to Granby by cashiers check.

                            Granby's Right to Sell
                            ----------------------

     Granby shall have the right to sell the Property at any time during the term of this lease or any extension thereof, provided however such sale shall be subject to the right of Daisy under this lease and subject to Daisy's option to purchase under the terms and conditions and price herein set forth.

          TERMS OF PURCHASE IF OPTION IS PROPERLY EXERCISED BY Daisy
          ----------------------------------------------------------

     In the event Daisy exercises its option to purchase the Property, Granby shall grant to Daisy or assigns the right to purchase the Property, upon the following terms and conditions:

     1. The purchase price for said Property, shall be negotiated, but shall not exceed Five Hundred Thousand Dollars ($500,000.00), plus an adjustment for the CPI at the time of the exercise of the option, payable as follows:

     A. There shall be credited on the purchase price fifty (50%) percent of the rental payments made not to exceed the first twenty-four (24) months of the Lease. The balance shall be paid by cashier's check payable to Granby.

     2. Notwithstanding anything to the contrary, the following are matters or conditions precedent to Daisy closing this transaction:

     A. Within thirty (30) days from and after the exercise by Daisy of its option to purchase, Granby shall furnish Daisy title insurance commitment covering said Property in the amount of the total purchase price showing marketable title vested in Granby, the cost of the commitment to be paid by Granby.

     B. In the event Daisy exercises the Option to purchase Granby shall allow Daisy to conduct a complete and thorough "environmental assessment" of the property performed by a geotechnical firm designated by Daisy, the cost thereof to be paid by Daisy. The environmental assessment shall include, without limitation, the geohydodrological survey of soil, subsurface conditions, including depth and quality of ground water, results of drillings and borings, and results of soil sample tests performed at a chemistry laboratory for the purpose of determining the presence of "hazardous substances" (as that term is defined in the CERCLA 42 USC P. 9601, hereinafter sometimes called the "act"), petroleum products or other contaminants or other materials or substances posing a threat to the environment, including the presence or absence of polychlorinated biphenyls, on or about the property ("hazardous materials"). The above and foregoing shall be a "Level 2" or "Phase 2" environmental impact study.

     In the event the results of said "environmental assessment" herein mentioned show that remedial action or "clean up" needs to be conducted on the Property to bring the Property into compliance with any and all Federal, State and Local standards in existence at the time, or the results of the "environmental assessment" are not acceptable to Daisy in Daisy's sole discretion, Daisy may, a) notify Granby of the action necessary to bring the property into compliance with any and all Federal, State and Local standards then in existence and Granby may take the requested action of Daisy and commence the actions required by the "environmental assessment" to bring the Property into compliance with any and all Federal, State and Local standards then in existence at Granby's sole cost and expense, b) if Granby does not take action to "clean up" the area then Daisy shall have the right to continue the then current lease or the extension thereof for a period of ten additional years on the same terms and conditions as herein set forth for the original term of the lease and any extension thereof, or c) terminate the lease.

     In the event Granby commences "clean up" and/or "remediation" as required by the environmental assessment and said "cleanup" or "remediation" period cannot be completed prior to the contemplated closing date herein specified, Daisy shall make the lease payments herein provided during the period of "cleanup" and/or "remediation" and such payments shall apply on the purchase price.

     In the event Daisy cancels this agreement for any reason, Daisy shall have 60 days to remove its equipment, trade fixtures and any other matters
--
contemplated herein which shall be considered as the Personal Property of Daisy.

     All notices herein mentioned shall be written notice delivered either in person or by registered or certified letter, U.S. Mail, postage prepaid, addressed to Granby, and Daisy at the addresses hereinbefore stipulated.

     3.    Granby hereby makes the following warranties to Daisy:

     A. As of the date of this agreement, Granby has received no notice from any governmental authority of any violations of law or governmental regulations affecting the Property which has not been corrected.

     B. Granby knows of no condemnation or eminent domain proceedings pending or contemplated against any or all of the Property.

     C. Granby is not now a party to any litigation affecting the Property or Granby's right to sell any portion of the Property, and Granby knows of no litigation or threatened litigation affecting all or any portion of the Property.

     D. Granby states that as of the date of this agreement there are no underground or buried storage tanks on the Property and that there are no hazardous substances buried below the soil or otherwise upon the Property.

     E. A promissory note and deed of trust on the real estate herein described given by Granby to Kerry D. Douglas, trustee for the Pleasant Hope Bank, has an unpaid principal balance of $52,901.69 with monthly payments of principal and interest of $2,987.91. The payment is due on the 24th day of each month. The deed of trust is recorded in Book 341, Pages 6904 and rerecorded in Book 341, Page 7259, Office of the Recorder of Deeds of Newton County, Missouri.

     In the event default is made in any monthly payment on the note during the term of this lease and any extension thereof, Daisy shall pay to the holder of said note and deed of trust, the monthly payment from the rental due for that month with the balance of the monthly rent paid to Granby. Granby shall not place any further deed of trust or encumbrance on the real estate during the term of this lease or any extension thereof. In the event Daisy pays said holder the monthly payment on behalf of Granby, and pays the balance of the rental hereunder to Granby, the same shall not constitute a default of the rental payment due hereunder from Daisy to Granby.

     4. In the event Granby is not able or does not fulfill any one or more of the warranties listed in paragraph 3 above, Daisy shall have the right at any time during the term of this agreement to cancel the agreement.

     5. The provisions of this contract shall survive settlement and not be merged upon the delivery and acceptance of the deed to the property.

     6. As used in this agreement, the singular shall include the plural and the use of any gender shall be applicable to all genders.

     7. This agreement shall be binding upon Granby and Daisy and their respective successors and assigns.

     8. This agreement shall be construed, interpreted and enforced according to the laws of the State of Missouri without regard to principals' conflict of interest.

     9. This transaction shall be closed as soon as practicable but not later than ninety (90) days following the exercise by Daisy of its option to purchase, unless the parties, by mutual agreement, extend the time of closing.

     10. In the event Daisy exercises its option to purchase the Property, Granby shall, within thirty (30) days after the closing of said transaction, or as soon as practicable thereafter, furnish to Daisy title insurance policy in the amount of the total purchase price, said policy showing marketable title of Property vested in Daisy, the cost thereof to be paid by Granby.

     11. The parties hereto mutually agree that under the terms of this agreement a facsimile signature shall constitute an original.

     12. In the event Daisy exercises its option to purchase the aforementioned Property, and Granby defaults on any provision of this agreement, Daisy may do one of the following:

     A. Specifically enforce this agreement and recover damages suffered by Daisy as a result of the delay in the acquisition of the property; or

     B. Terminate this agreement by written notice to Granby, and, at Daisy's option, pursue any other remedy and damages available at law or in equity.

     13. In the event Daisy exercises its option to purchase the aforementioned Property, and Daisy defaults on any term or provision of this agreement, Granby may do one of the following:

     A. Specifically enforce this agreement and recover damages suffered by Granby as a result of the delay in the sale of any of the above mentioned property; or

     B. Terminate this agreement upon written notice to Daisy and retain all sums paid by Daisy to Granby.

     14. In the event Daisy exercises its option to purchase the aforementioned Property, then at the time of closing:

     A.    Granby shall comply with all conditions precedent to said closing.

     B. Granby shall make, execute and deliver to Daisy Warranty Deed to said Property and deliver possession thereof to Daisy.

     C. Daisy shall pay to Granby the purchase price less credit for rents paid as herein provided.

     D. This transaction shall be closed at Community Bank and Trust Company in Granby, Missouri, or such other place as the parties agree upon.

     E. Daisy and Granby agree to split the closing costs of this transaction.

     F. Each party shall be responsible for their respective attorney fees incurred in connection herewith.

     IN WITNESS WHEREOF, the parties have hereunto have set their hands and seals, this 17th day of January, 1996.

                                  Granby Apparel, Inc., A Missouri Corporation

                                  By: /s/ Glen Ganett
                                     --------------------------------
                                  President
Attest: /s/ Jerry White
       ----------------------
       Secretary                  Daisy Manufacturing Company, Inc. a Delaware
                                  Corporation, authorized to do business in
                                  Missouri

                                  By: /s/ Marvin Griffin, Jr.
                                     --------------------------------
                                  President Marvin W. Griffin, Jr.
Attest: /s/ Ralph W. Barbier, Jr.
       ----------------------
       Ralph W. Barbier, Jr.
       Secretary